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                                                                     EXHIBIT 23B


                         CONSENT OF INDEPENDENT AUDITORS



Board of Directors
Bassett Furniture Industries, Incorporated
Bassett, Virginia


We consent to incorporation by reference in the Registration Statements (Nos. 33-52405, 33-52407 and 333-60327) on Form S-8 of Bassett Furniture Industries, Incorporated and subsidiaries of our report dated December 17, 1996, relating to the Bassett Furniture Industries, Incorporated and subsidiaries consolidated statements of income, stockholders' equity and cash flows for the year ended November 30, 1996, which report is incorporated by reference in the November 28, 1998 annual report on Form 10-K of Bassett Furniture Industries, Incorporated and subsidiaries.


                                                   KPMG LLP




Greensboro, North Carolina
February 26, 1999